Squadron, Ellenoff, Plesent & Sheinfeld, LLP
                                551 Fifth Avenue
                            New York, New York 10176



                                                              March 20, 1997


PathoGenesis Corporation
201 Elliott Avenue West
Seattle, Washington 98119

Ladies and Gentlemen:

     You have requested our opinion, as counsel for PathoGenesis Corporation, a Delaware corporation (the "Company"), in connection with the registration statement on Form S-1 (the "Abbreviated Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), for the registration of 115,000 shares (including up to 15,000 shares exercisable upon exercise of the Underwriters' over-allotment option) of common stock, par value $.001 per share, of the Company (the "Common Stock"). The Abbreviated Registration Statement relates to the same class of securities registered pursuant to the Company's Registration Statement on Form S-1 (No. 333-22297) declared effective earlier today (the "Initial Registration Statement").

     The Abbreviated Registration Statement, together with the Initial Registration Statement, relates to an offering by the Company of 2,100,000 shares (or upon the exercise of the Underwriters' Over-Allotment Option, up to 2,415,000 shares) of Common Stock.

     We have examined such records and documents and made such examinations of law as we have deemed relevant in connection with this opinion. It is our opinion that when there has been compliance with the Act and the applicable state securities laws, the shares of Common Stock to be sold by the Company, when issued, delivered, and paid for in the manner described in the form
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PathoGenesis Corporation
March 20, 1997
Page 2



of Underwriting Agreement filed as Exhibit 1 to the Initial Registration Statement will be legally issued, fully paid and nonassessable.


     We hereby consent to the filing of this opinion as an exhibit to the Abbreviated Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Initial Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                  Very truly yours,

                                  /s/ Squadron, Ellenoff, Plesent & Sheinfeld,
                                  LLP

                                  Squadron, Ellenoff, Plesent &
                                             Sheinfeld, LLP